Exhibit 10.9

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of [_________], 2026 (as it may from time to time be amended, this “Agreement”), is entered into by and between Dune Acquisition Corporation III, a Cayman Islands exempted company (the “Company”), and Clear Street LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one Class A Ordinary Share, par value $0.0001 per share, of the Company (an “Ordinary Share”), and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per Ordinary Share. The Purchaser has agreed to purchase an aggregate of 250,000 warrants (whether or not the underwriter’s over-allotment option is exercised) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Ordinary Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

SECTION 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B. Purchase and Sale of the Private Placement Warrants. On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Initial Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 250,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $250,000, which shall be paid by wire transfer of immediately available funds to the trust account to be established by the Company in connection with the Public Offering at least one business day prior to the Initial Closing Date in accordance with the Company’s wiring instructions or such other date as may be mutually agreed by the Purchaser and the Company. On the Initial Closing Date, upon the payment by the Purchaser of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased by the Purchaser on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

C. Terms of the Private Placement Warrants.

(i) Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (a “Warrant Agreement”) except that (i) they are subject to the transfer restrictions described in Section 9 hereof; (ii) they will be entitled to registration rights; and (iii) they may not be exercisable by Purchaser more than five years from the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8).

(ii) At the time of the Initial Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Ordinary Shares underlying the Private Placement Warrants.

SECTION 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A. Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of each Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of each Closing Date.

(ii) The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s amended and restated memorandum and articles of association, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party, or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any U.S. Securities and Exchange Commission (“SEC”) or state securities filings which may be required to be made by the Company subsequent to each Closing Date, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Private Placement Warrants or Ordinary Shares in accordance with the terms hereof.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, and upon registration in the Company’s register of members, the Ordinary Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. On each date of issuance of Private Placement Warrants, a sufficient number of Ordinary Shares shall have been reserved for issuance upon the exercise of all of the Private Placement Warrants. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, and upon registration in the books maintained by or on behalf of the Company for the registration and transfer of the Private Placement Warrants (in the case of the Private Placement Warrants) or the Company’s register of members (in the case of the Ordinary Shares issuable upon exercise of such Private Placement Warrants), the Purchaser will have good title to the Private Placement Warrants and the Ordinary Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E.  Regulation D Qualification. Neither the Company nor, to its knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

SECTION 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A.  Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.  Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Ordinary Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)  The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)  The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. While the Purchaser understands that Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, the Purchaser understands that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

SECTION 4. Conditions of the Purchaser’s Obligations. The obligation of the Purchaser to purchase and pay for the Private Placement Warrants is subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A.  Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B.  Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C.  No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.  Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Purchaser.

SECTION 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A.  Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B.  Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C.  Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D.  No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E.  Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Company.

SECTION 6. Termination. This Agreement may be terminated at any time after [____], 2026 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

SECTION 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

SECTION 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the registration statement on Form S-1 the Company has filed with the SEC, under the Securities Act.

SECTION 9. Lock-Up Period.

9.1. The Purchaser agrees that they shall not Transfer any Securities until 30 days following the consummation of the Business Combination; provided, however, that Transfers of Securities are permitted (a) to the Company’s or Purchaser’s officers or directors, any affiliates or family members of any of the Company’s or Purchaser’s officers or directors, any members of the Company’s sponsor, or any affiliates of the Company’s sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the laws of the State of New York or Purchaser’s partnership agreement in the event of Purchaser’s liquidation; (f) in the event of the Company’s liquidation prior to the consummation of a Business Combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by the Company’s sponsor and the Purchaser with respect to such securities.

9.2. For purposes of Section 9.1, the term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

9.3 In addition to the restrictions on transfer described in Section 9.1, Purchaser acknowledges and agrees that the Placement Warrants and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the commencement of sales in the Offering, subject to FINRA Rule 5110(e)(2). Additionally, the Placement Warrants and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period except to any underwriter or selected dealer participating in the Offering and the officers or partners, registered persons or affiliates of the Purchaser and any such participating underwriter or selected dealer. Additionally, the Placement Warrants and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the commencement of sales in the Offering.

SECTION 10. Miscellaneous.

A.  Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof (including, without limitation one or more of its members).

B.  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.  Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

D.  Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.  Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

DUNE ACQUISITION CORPORATION III,
a Cayman Islands exempted company

By:
	Name:	Carter Glatt
	Title:	Chief Executive Officer

PURCHASER:

CLEAR STREET LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Clear Street Private Placement Warrants Purchase Agreement]